Exhibit 10.11

AMENDED AND RESTATED REVOLVING CREDIT LOAN NOTE*

*amending and restating Revolving Credit Loan Note dated September 9, 2004 in the amount of $3,000,000.00.

$5,000,000.00

Due Date: The earlier of Demand or September 9, 2006	Dated: September 9, 2005

FOR VALUE RECEIVED, the undersigned ("Borrower"), promises to pay to the order of GREENFIELD COMMERCIAL CREDIT, L.L.C., a Michigan limited liability company (the "Lender"), at its office at 300 East Long Lake Road, Suite 180, Bloomfield Hills, Michigan 48304, or at such other place as Lender may designate in writing, the principal sum of Five Million and 00/100 Dollars ($5,000,000.00), or such lesser sum as shall have been advanced by Lender to Borrower pursuant to that certain Second Amendment To Loan and Security Agreement dated as of this date, between Borrower and Lender (which, together with all amendments and modifications thereof, is hereinafter referred to as the "Loan Agreement"), plus interest as hereinafter provided, in lawful money of the United States of America, in accordance with the terms hereof.

The unpaid principal balance of this Amended And Restated Revolving Credit Loan Note ("Note") shall bear interest computed upon the basis of a year of 360 days for the actual number of days elapsed in a month, at a rate of interest (the "Effective Rate") which is equal to four and one-half (4.5) percentage points above the prime rate (hereafter defined), as such rate shall vary from time to time, upwards and downwards, and each such Prime Rate change shall cause an identical change in the Effective Rate to occur effective immediately. "Prime Rate" means that rate of interest published from day to day in the WALL STREET JOURNAL in its Money Rates column as the "Prime Rate." Should such publication not continue to publish the Prime Rate or a substitute rate, then Lender will select a comparable announced rate.

Interest on all principal amounts advanced by Lender from time to time and unpaid by Borrower shall be paid on the first (1st) day of the month following execution of this Note, and on the same day of each month thereafter until the Due Date, upon which date the entire unpaid principal balance of this Note, together with all accrued and unpaid interest, shall be due and payable in full. Borrower shall pay to Lender a late charge of five percent (5%) of any monthly payment not received by Lender within ten (10) calendar days after said payment is due, which late charge shall be payable on the next monthly payment date or on demand. In addition to the foregoing, Borrower shall pay to Lender on the first day of each month with respect to the prior calendar month or portion thereof, the amount, if any, necessary to pay the fees as set forth in the Loan Agreement.

Advances of principal, repayment, and readvances may be made under this Note from time to time, upon the terms set forth in the Loan Agreement and said Loan Agreement is incorporated herein by reference. Mandatory repayments of principal before the Due Date shall be made by Borrower to Lender pursuant to the Loan Agreement. If, prior to the Due Date, Borrower pays the balance of the Note after Demand or terminates the Loan, whether voluntarily or involuntarily, Borrower shall pay to Lender as liquidated damages and as compensation for the costs of being prepared to make funds available under the Loan Agreement a termination fee as set forth in the Loan Agreement.

All advances made hereunder shall be charged to a loan account in Borrower's name on Lender's books, and Lender shall debit to such account the amount of each advance made to, and credit to such account the amount of each repayment made by Borrower. Lender shall furnish Borrower with a monthly statement of Borrower's loan account, which statement shall be deemed to be correct, accepted by, and binding upon Borrower, unless Lender receives a written statement of exceptions from Borrower within thirty (30) days after such statement has been furnished. Borrower expressly assumes all risks of loss or delay in the delivery of any payments made by mail, and no course of conduct or dealing shall affect Borrower's assumption of these risks.

Upon the Due Date, which Borrower acknowledges may be upon demand, Lender, without prior notice to Borrower, may declare the entire unpaid principal balance of this Note and all accrued interest, together with all other indebtedness of Borrower to Lender, to be immediately due and payable. Upon the occurrence of any Default specified on the Loan Agreement or upon demand, the unpaid principal balance of this Note shall bear interest at a rate which is four percent (4%) greater than the Effective Rate otherwise applicable. After Default or Demand, Lender may apply its own indebtedness or liability to Borrower to any indebtedness due under this Note. Borrower agrees to pay all of the Lender's costs incurred in the collection of this Note as provided in the Loan Agreement.

Acceptance by Lender of any payment in an amount less than the amount then due shall be deemed an acceptance on account only. Upon any Default, neither the failure of the Lender promptly to exercise its right to declare the outstanding principal and accrued unpaid interest hereunder to be immediately due and payable, nor the failure of the Lender to demand strict performance of any other obligation of the Borrower or any other person who may be liable hereunder, shall constitute a waiver of any such rights, nor a waiver of such rights in connection with any future default on the part of the Borrower or any other person who may be liable hereunder.

Borrower acknowledges that no Default is necessary for Lender to make Demand.

Borrower and all endorsees, sureties and guarantors hereof hereby jointly and severally waive presentment for payment, demand, notice of non-payment, notice of protest or protest of this Note, and Lender diligence in collection or bringing suit, and do hereby consent to any and all extensions of time, renewals, waivers or modifications as may be granted by Lender with respect to payment or any other provisions of this Note, and to the release of any collateral or any part thereof, with or without substitution. The liability of Borrower under this Note shall be absolute and unconditional, without regard to the liability of any other party. This Note and all rights and obligations hereunder shall be governed by the laws of the State of Michigan.

In no event whatsoever shall the interest rate and other charges charged hereunder exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in the final determination, deem applicable hereto. In the event that a court determines that Lender has received interest or other charges hereunder in excess of the highest rate applicable hereto, Lender shall either, in its sole discretion, promptly apply such amounts to the principal due hereunder or refund such amount to Borrower and the provisions herein shall be deemed amended to provide for such permissible rate.

This Note is issued pursuant to the terms of the Loan Agreement and is secured by the Collateral, as defined in the Loan Agreement. All of the terms, covenants and conditions of the Loan Agreement are hereby made a part of this Note and are hereby incorporated by reference.

"BORROWER"
AHPC HOLDINGS, INC.,
a Maryland corporation

By:______________________________________
       Alan Zeffer
Its: President

and

AMERICAN HEALTH PRODUCTS CORPORATION a Texas corporation

By:_______________________________________
       Alan Zeffer
Its: President

Pay to the order of Standard Federal Bank with recourse, representations and warranties.

Greenfield Commercial Credit, LLC
a Michigan limited liability company

By: GCC Management, Inc.

By:______________________________
      Donald G. Barr, Jr.
Its: President

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